AGREEMENT   dated   December 31,  1996  between   FIDUCIARY   TRUST   COMPANY
INTERNATIONAL ("Bank") and WARBURG, PINCUS HEALTH SCIENCES FUND, INC. ("Fund")

         1. Custody Account. The Bank agrees to establish and maintain (a) a custody account in the name of the Fund ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property (hereinafter called "Securities") from time to time received by the Bank or its subcustodians (as defined in the last sentence of Section 3) for the account of the Fund, and (b) a deposit account in the name of the Fund ("Deposit Account") for any and all cash in any currency received by the Bank or its subcustodians for the account of the Fund, which cash shall not be subject to withdrawal by draft or check.

         2. Maintenance of Securities. Securities in the Custody Account shall be held in the country or other jurisdiction as shall be specified from time to time in Instructions (as defined


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in Section 9 hereof),  provided that such country or other jurisdiction shall be one in which the principal trading market for such Securities is located or the country or other jurisdiction in which such Securities are to be presented for payment or are acquired for the Custody Account and cash in the Deposit Account shall be credited to an account in such amounts and in the country or other jurisdiction as shall be specified from time to time in Instructions, provided that such country or other jurisdiction shall be one in which such cash is the legal currency for the payment of public or private debts.

         3. Eligible Subcustodians. The Board of the Fund authorizes the Bank to hold the Securities in the Custody Account and the cash in the Deposit Account in custody and deposit accounts, respectively, which have been established by the Bank with (a) a securities system, (b) one of the Bank's branches, a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository and (c) a subcustodian of an eligible foreign custodian that itself is an eligible foreign custodian or an eligible foreign securities depository with which that subcustodian has entered into an agreement for the custody of Fund assets; provided, however, that the Board of the Fund has approved the use of the securities system and the Bank's or its subcustodian's contract with such eligible foreign custodian or eligible


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foreign  securities  depository by resolution,  and  Instructions to such effect have been provided to the Bank. For purposes of this Agreement, "qualified U.S. bank", "eligible foreign custodian" and "eligible foreign securities depository" shall have the meanings provided in Rule 17f-5 (or any successor thereto) under the Investment Company Act of 1940 as interpreted by the staff of the Securities and Exchange Commission and a "securities system" shall mean a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies.

Hereinafter the term "subcustodian" will refer to (a) any securities system, (b) any branch of a qualified U.S. bank, any eligible foreign custodian or any eligible foreign securities depository with which the Bank has entered into an agreement of the type contemplated hereunder regarding Securities and/or cash held in or to be acquired for the Custody Account or the Deposit Account, and
(c) any subcustodian of an eligible foreign custodian with which the eligible foreign custodian has entered into an agreement for the holding of Fund assets or an eligible foreign securities depository in which the subcustodian participates.



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         4. Use of  Subcustodian.  With respect to  Securities  and other assets which are maintained by the Bank in the physical custody of a subcustodian pursuant to Section 3 (as used in this Section 4, the term "Securities" means such Securities and other assets):

         (a) The Bank will identify on its books as belonging to the Fund any Securities held by such subcustodian.

         (b) In the event that a subcustodian permits any of the Securities placed in its care to be held in an eligible foreign securities depository, such subcustodian will be required by its agreement with the Bank to identify on its books such Securities as being held for the account of the Bank as a custodian for its customers.

         (c) Any Securities in the Custody Account held by a subcustodian of the Bank will be subject only to the instructions of the Bank or its agents, and any Securities held in an eligible foreign securities depository for the account of a subcustodian will be subject only to the instructions of such subcustodian.



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         (d) Securities  will be deposited by the Bank only in an account with a subcustodian which includes exclusively the assets held by the Bank for its customers, and the Bank will cause such account to be designated by such subcustodian as a special custody account for the exclusive benefit of customers of the Bank.

         (e) Except as otherwise provided in subsection 4 (k), any agreement the Bank shall enter into with a subcustodian with respect to the holding of Securities shall require that (i) the subcustodian shall exercise reasonable care in the performance of its duties and indemnify, and hold harmless, the Bank and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's negligent or improper performance or nonperformance of such obligation; (ii) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such subcustodian or its creditors or agents except a claim of payment for their safe custody or administration; (iii) beneficial ownership of such Securities is freely transferable without the payment of money or value other than for safe custody or administration; provided, however, that the foregoing shall not apply to the extent that any of the above-mentioned rights, charges, etc. result from any compensation or other expenses arising with respect to the safekeeping of Securities pursuant to such agreement or from any arrangements made by the Fund with any such subcustodian;


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(iv) in the event that a subcustodian  permits any of the  Securities  placed in its care to be held in an eligible foreign securities depository, such subcustodian will be required by its agreement with the Bank to identify on its books such Securities as being held for the account of the Bank as a custodian for its customers; (v) officers or auditors employed by or other representatives of the Bank, including to the extent permitted under applicable law, the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Bank; (vi) any Securities in the Custody Account held by a subcustodian of the Bank will be subject only to the instructions of the Bank or its agents, and any Securities held in an eligible foreign securities depository for the account of a subcustodian will be subject only to the instructions of such subcustodian; and (vii) such foreign banking institution shall notify the Bank in the event that it ceases to qualify as either a branch of a "qualified U.S. bank" or an "eligible foreign custodian", as such terms are defined in Rule 17f-5(c), as amended (or any successor thereto).

         (f) The Bank shall allow independent public accountants of the Fund such reasonable access to the records of the Bank relating to the Securities held in the Custody Account as required by such accountants in connection with their examination of the books and records pertaining to the affairs of the Fund. The Bank shall, subject to restrictions under applicable


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law,  also  obtain  from any  subcustodian  with  which the Bank  maintains  the physical possession of any Securities in the Custody Account or cash in the Deposit Account an undertaking to permit officers and independent public accountants of the Fund such reasonable access to the records of such subcustodian as may be required in connection with their examination of the books and records pertaining to the affairs of the Fund. The Bank shall furnish to the Fund such reports (or portions thereof) of the Bank's external audits as relate directly to the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall use its best efforts to obtain and furnish the Fund with such similar reports as the Fund may reasonably request with respect to each eligible foreign custodian and eligible foreign securities depository holding Securities or cash of the Fund.

         (g) The Bank will supply to the Fund at least monthly a statement in respect to any cash in the Deposit Account or Securities in the Custody Account held by a subcustodian, including an identification of the entity having possession of the cash or Securities, and the Bank will send to the Fund an advice or notification of any transfers of cash or Securities to or from the Custody Account, indicating, as to Securities acquired for the Fund, the identity of the entity having physical possession of such Securities. In the absence of written notice to the Bank by the Fund of exceptions or objections to any such statement within sixty (60) days of the


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Fund's receipt of such statement,  or within sixty (60) days after the date that a material defect is reasonably discoverable, the Fund shall be deemed to have approved such statement, and the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in an action in which the Fund and all persons having any equity interest in the Fund were parties.

         (h) The Bank shall furnish annually to the Fund information concerning each subcustodian employed by the Bank. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Agreement. In addition, the Bank will provide the Fund with such information as the Fund shall reasonably request in order to enable the Fund to comply with Rule 17f-5 (or any successor thereto) under the 1940 Act. In addition, the Bank will promptly inform the Fund in writing in the event that the Bank learns of a material adverse change in the condition, financial or otherwise, of a subcustodian or any loss of the assets of the Fund, or in the case of any foreign subcustodian not the subject of an exemptive order from the Securities and Exchange Commission modifying the shareholder equity requirement under Rule 17f-5, learns that there appears to be a substantial likelihood that a foreign subcustodian's shareholders' equity will decline below $200 million or that its shareholders' equity has declined below $200 million (in each case in terms of U.S. dollars or the local currency equivalent thereof and computed in accordance with generally accepted U.S. accounting principles). In addition, the Bank will promptly inform the Fund in writing in the event that the Bank learns of a material adverse change in the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the Fund is invested.

         (i) Except as the Bank may otherwise inform the Fund in writing from time-to-time, the Bank hereby warrants to the Fund that in the Bank's opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding cash or Securities of the Fund pursuant to this Agreement afford protection for such cash or Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank (and its securities depositories) in New York.

         (j) The Bank hereby warrants to the Fund that, as of the date of this Agreement, the Bank is maintaining a Bankers Blanket Bond in a commercially reasonable amount in light of its duties and liabilities hereunder and to its other customers, and the Bank hereby agrees to notify the Fund in the event its Bankers Blanket Bond is cancelled or otherwise lapses.



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         (k) The Bank  shall  exercise  its  best  efforts  to cause  all of its existing subcustodian agreements to conform to the requirements of subsection 4(e) as soon as reasonably possible. The requirements of subsection 4(e) shall not apply to any subcustodian that is an eligible foreign securities depository or a securities system as defined under Section 3. Notwithstanding anything to the contrary in subsection 4(e), the Fund may authorize the Bank in writing to maintain Fund assets with subcustodians whose agreements do not conform fully to subsection 4(e), upon receipt of (i) the applicable subcustodian agreement
(including all amendments thereto) and (ii) a written explanation by the Bank covering how and why the agreements do not conform to subsection 4(e).

         5. Deposit Account Payments. Subject to the provisions of Section 7, the Bank shall make, or cause its subcustodians to make, payments of cash credited to the Deposit Account only: (a) in connection with the purchase of Securities for the Fund and the delivery of such securities to, or the crediting of such Securities to, or the crediting of such Securities to the account of, the Bank or its subcustodian, each such payment to be made at prices as confirmed by Instructions;



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         (b) for the purchase or  redemption  of shares of the capital  stock of the Fund and the delivery to, or crediting to the account of, the Bank or is subcustodian of such shares to be so purchased or redeemed;

         (c) for the payment for the account of the Fund of dividends, interest, taxes, management or supervisory fees, capital distributions or operating expenses;

         (d) for the payments to be made in connection with the conversion, exchange or surrender of Securities held in the Custody Account;

         (e) for other proper corporate purposes of the Fund; or

         (f) upon the termination of the Custody Agreement as hereinafter set forth.

All payments of cash for a purpose permitted by subsection (a), (b), (c) or (d) of this Section 5 will be made only upon receipt by the Bank of Instructions which shall specify the purpose for which the payment is to be made. In the case of any payment to be made for the purpose permitted by subsection (e) of the
Section 5, the Bank must first receive a certified copy of a resolution of the Board of the Fund adequately describing such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made. Any payment pursuant to subsection (f) of this Section 5 will be made in accordance with Section 22.

         In the event that any payment made under this Section 5 exceeds the funds available in the Deposit Account, the Bank may, in its discretion, advance the Fund an amount equal to such excess and such advance shall be deemed a loan from the Bank to the Fund, payable on demand, bearing interest at the rate of interest customarily charged by the Bank on similar loans.

         If the Bank causes the Deposit Account to be credited on the payable date for interest, dividends or redemptions, the Fund will promptly return to the Bank any such amount or property so credited upon oral or written notification that neither the Bank nor its subcustodian can collect such amount or property in the ordinary course of business. The Bank or its subcustodian, as the case may be, shall have no duty or obligation to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount or property beyond its ordinary collection procedures, which procedures shall be comparable to those of other custodians of mutual fund assets.

         6. Custody Account Transactions. Subject to the provisions of Section 7, Securities in the Custody Account will be transferred, exchanged or delivered by the Bank or its subcustodians only:

         (a) upon sale of such Securities for the Fund and receipt by the Bank or its subcustodian only of payment therefor, each such payment to be in the amount confirmed by Instructions from Authorized Persons;

         (b) when such Securities are called, redeemed or retired, or otherwise become payable;

         (c) in exchange for or upon conversion into other Securities alone or other Securities and cash pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment;

         (d) upon conversion of such Securities pursuant to their terms into other Securities;

         (e) upon exercise of subscription, purchase or other similar rights represented by such Securities;

         (f) for the purpose of exchanging interim receipts or temporary Securities for definitive Securities;

         (g) for the purpose of redeeming in kind shares of the capital stock of the Fund against delivery to the Bank or its subcustodian of such shares to be so redeemed;

         (h) for other proper corporate purposes of the Fund; or

         (i) upon the termination of this Custody Agreement as hereinafter set forth.

All transfers, exchanges or deliveries of Securities in the Custody Account for a purpose permitted by either subsection (a), (b), (c), (d), (e), or (f) of this
Section 6 will be made, except as provided in Section 8, only upon receipt by the Bank of Instructions which shall specify the purpose of the transfer, exchange or delivery to be made. In the case of any transfer or delivery to be made for the purpose permitted by subsection (g) of this Section 6, the Bank must first receive Instructions from Authorized Persons specifying the shares held by the Bank or its subcustodian to be so transferred or delivered and naming the person or persons to whom transfers or delivery of such shares shall be made. In the case of any transfer, exchange or delivery to be made for the purpose permitted by subsection (h) of this Section 6, the Bank must first receive a certified copy of a resolution of the Board of the Fund adequately describing such transfer. exchange or delivery, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made. Any transfer or delivery pursuant to subsection
(i) of this Section 6 will be made in accordance with Section 22.

         7. Custody Account Procedures. With respect to any transaction involving Securities held in or to be acquired for the Custody Account, the Bank shall cause the Deposit Account to be credited on the contractual settlement date with the proceeds of any sale or exchange of Securities from the Custody Account and to be debited on the contractual settlement date for the cost of Securities purchased or acquired for the Custody Account. The Bank may reverse any such credit or debit if the transaction with respect to which such credit or debit was made fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date, except, that if any Securities delivered pursuant to this Section 7 are returned by the recipient thereof, the Bank may cause any such credits and debits to be reversed at any time.

         Notwithstanding the preceding paragraph, settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer; provided that such customary or established securities trading or securities practices and procedures are generally accepted by "institutional investors" in the jurisdiction or market where the transaction occurs.

         For purposes of this Agreement, "Institutional Investors" means U.S. registered investment companies or major, U.S. -based commercial banks, insurance companies, pension funds or commercial banks, or substantially similar financial institutions which, as part of their ordinary business operations, purchase or sell securities and make use of non-U.S. custodial services. The Bank agrees to provide the Fund a list showing those jurisdictions where the customary settlement practice is not delivery versus payment, which shall be kept current by the Bank.

         In any and every case where payment for purchase of Securities for the Custody Account is made by the Bank in advance of receipt of the Securities purchased in absence of proper Instructions from the Fund on behalf of such Custody Account to so pay in advance, the Bank shall be absolutely liable to the Fund for the non-receipt of such Securities purchased except to the extent that the Bank acted otherwise in accordance with this section 7, in which case the Bank will be subject to the standard of care set forth in Section 12 hereof. 8. Actions of the Bank. Until the Bank receives Instructions from Authorized Persons to the contrary, the Bank will, or will instruct its subcustodian, to:

         (a) present for payment any Securities in the Custody Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Bank or subcustodian is aware of such opportunities for payment, and hold cash received upon presentation of such Securities in accordance with the provision of Sections 2, 3 and 4 of this Agreement;

         (b) in respect of Securities in the Custody Account, execute in the name of the Fund such ownership, tax reclamation and other certificates as may be required to obtain payments in respect thereof;

         (c) exchange interim receipts or temporary Securities in the Custody Account for definitive Securities;

         (d) in respect of trades reported on the Fund's behalf through Depository Trust Company ("DTC"), accept instruction from DTC (whether in a DTC report or otherwise) as though they were given by an Authorized Person;

         (e) convert monies received with respect to Securities of foreign issuers into United States dollars or any other currency necessary to effect any transaction involving the Securities whenever it is practicable to do so through customary banking channels, using any method or agency available, including, but not limited to, the facilities of the Bank, its subsidiaries, affiliates or subcustodians, which shall be entitled to receive compensation for such services; and

         (f) appoint brokers and dealers for any transaction involving the Securities in the Custody Account from among (i) affiliates of the Bank (in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a-2-2(T) thereunder) or (ii) brokers and dealers included on Schedule _______ as in effect from time to time, which brokers and dealers shall be entitled to receive compensation for their services. Any such compensation to an affiliate of the Bank shall be at rates and on terms at least as favorable to the Fund as are available from third party providers of such services.

         9. Instructions. As used in the Agreement, the term "Instructions" means instruction of (or on behalf of) the Fund received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction system acceptable to the Bank which the Bank believes in good faith to have been given by two Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify.

         Any instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing signed by two Authorized Persons (which confirmation may bear the facsimile signature of such Persons), but the Fund will hold the Bank harmless for any failure on the part of the Fund or its agents to send such confirmation in writing or the failure of such confirmation to conform to the telephone instructions received. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until cancelled or superseded. If the Bank requires test arrangements, authentication methods or other security devices to be used with respect to Instructions, any Instructions thereafter shall be given and processed in accordance with such terms and conditions for the use of such arrangements, methods or devices as the Bank may put into effect and modify from time to time. The Fund shall safeguard and shall cause its agents, if applicable, to safeguard any testkeys, identification codes or other security devices which the Bank shall make available to the Fund or its agents. The Bank may electronically record any instructions given by telephone, and other telephone discussions, with respect to the Custody Account.

         10. Authorized Persons. As used in the Agreement, the term "Authorized Person" means such officers or such agents of the Fund as have been designated by a resolution of the Board of the Fund, a certified copy of which has been provided to the Bank, to act on behalf of the Fund in the performance of any acts which Authorized Persons may do under this

Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from Authorized Persons that any such officer or agent is no longer an Authorized Person.

         11. Nominees. Securities in the Custody Account which are ordinarily held in registered form may be registered in the name of the Bank's nominee or, as to any Securities in the possession of an entity other than the Bank, in the name of such entity's nominee. The Fund agrees to hold any such nominee harmless from any liability as a holder of record of such Securities, but not if such liability is a result of such nominee's negligence, willful misconduct, bad faith or reckless disregard of its duties. The Bank may without notice to the Fund cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Bank's nominee or held by one of its subcustodians and registered in the name of such subcustodian's nominee. If Securities are called for partial redemption by the issuer of such Security, the Bank may allot, or cause to be allotted, the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.

         12. Standard of Care. The Bank shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Bank by Authorized Persons (or those that in each case are reasonably incidental to such duties) which are not contrary to the provisions of the Agreement.

         The Bank will use reasonable care and diligence in performing its duties under this Agreement. The Bank shall be liable to the Fund for any loss which shall occur as the result of a failure of a subcustodian or an eligible foreign securities depository engaged by such subcustodian to exercise reasonable care and diligence. In the event of any loss to the Fund by reason of the failure of the Bank or its subcustodian or an eligible foreign securities depository engaged by its subcustodian to utilize reasonable care and diligence, the Bank shall be liable to the Fund to the extent of the Fund's damages to be determined based on the market value of the property which is the subject of the loss at the date of discovery of the loss and without reference to any special circumstances or conditions.

         The Bank shall indemnify the Fund and its officers, directors, trustees, employees, investment manager or adviser or agents (each an "Indemnified Party") for all losses, damages, costs and expenses resulting from the failure of the Bank, its subcustodians or eligible foreign depositories or agents to exercise reasonable care and diligence (which indemnification shall include reasonable attorneys' fees and expenses). In the event of any loss of Fund property, the Bank shall be required
(i) to notify the Fund of the loss on the day of discovery by the Bank and (ii) to promptly provide to the Fund a reasonably detailed written statement of the relevant facts and circumstances. Upon discovery by the Bank of a loss to the Fund of assets in custody with the Bank under this Agreement, the Bank will immediately replace any Securities or reimburse any cash lost on the day of discovery of such loss. The Bank shall be entitled to recover such amounts from the Fund if, upon investigation, it reasonably establishes that the standard of care applicable to the Bank, its subcustodians or eligible foreign custodian, as set forth in the Agreement, has been met. The Bank shall be indemnified (to the extent of assets in the Fund) by, and shall be without liability to, the Fund for any action authorized by this Agreement taken or omitted by the Bank in good faith without negligence (which indemnification shall include reasonable attorneys' fees and expenses).

         The Bank shall be entitled to rely, and may act, on the prior, written advice of counsel experienced in the pertinent area of the law (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted in good faith pursuant to such advice. The Bank shall maintain insurance in a commercially reasonable amount to cover its obligations with respect to the Securities in the Custody Accounts and Cash in the Deposit Account. The Bank shall provide to the Fund, on an annual basis, a report stating whether any events have occurred which would render the arrangements hereunder to cease to be in compliance with the rules of the Securities and Exchange Commission governing such arrangements and describing any such event.

         Upon the occurrence of any event which causes or may cause any losses to the Fund, the Bank shall, and shall cause any applicable domestic or foreign subcustodian to, use all commercially reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Fund.

         All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of the Fund. The Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its subcustodian of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take action as provided in Section 8 hereof, other than losses arising from the negligence, willful misconduct, bad faith or reckless disregard of the duty of the Bank, its subcustodians or agents. The Bank shall not be liable for any action taken in good faith upon Instruction or upon any certified copy of any resolution and may rely on the genuineness of any such documents which it may in good faith believe to be validly executed. The Bank shall not be liable for any loss resulting from, or caused by, the direction of the Fund to maintain custody of any Securities or cash in a foreign country ("country risk") including, but not limited to, losses resulting from nationalization, expropriation, currency restriction, act of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

         13. Compliance with Securities and Exchange Commission Rules and Orders. The Bank agrees to comply with all laws, rules, regulations, interpretations, or exemptive orders promulgated by or under the authority of the Securities and Exchange Commission applicable to its activities hereunder, but shall not be responsible for the Fund's compliance with its investment objectives, policies or restrictions or laws, rules, regulations, interpretations or exemptive orders governing the Fund's investment activities.

         14. Corporate Action. The Bank or its subcustodian is to promptly forward to

Provident National Bank ("Provident") (or any successor thereto appointed by the Fund) such communications relative to the Securities in the Custody Account as call for voting or the exercise of rights or other specific action (including material relative to legal proceedings intended to be transmitted to security holders). The Bank or its subcustodian will cause its nominee to execute and deliver to Provident (or its successor) proxies relating to Securities in the Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are to be voted. Proxies relating to bearer
Securities will be delivered in accordance with written instructions from Authorized Persons. All other corporate action notifications where no action is required shall be made available to the Fund and Provident as the Bank and the Fund may agree in writing from time to time.

         15. Communications Relating to Portfolio Securities. The Bank shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Bank via its subcustodians from issuers of the securities being held for the account of the Fund. With respect to tender or exchange offers, the Bank shall transmit promptly to the Fund written information so received by the Bank from issuers of the securities whose tender or exchange is sought or from the party (or his or its agents) making the tender or exchange offer. With respect to instructions received by the Bank, the Bank shall use its best efforts in the light of local conditions to take the requested action.

         16. Tax Law. The Bank shall use its best efforts and due care to perform such steps typical for persons acting as global custodian for Institutional Investors as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide documents as may be required to enable the Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions.

         17. Segregated Account. The Bank shall upon receipt of Instructions from the Fund establish and maintain, or cause the applicable subcustodian to establish and maintain, a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities (i) in accordance with the provisions of any agreement among the Fund, the Bank (or such subcustodian) and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange (or the Commodity Futures Trading Commission and/or any contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash and/or securities in connection with (a) options purchased, sold or written by the Fund, (b) commodity futures contracts or options thereon purchased, sold or written by the Fund or (c) other transactions requiring segregation as described in the Fund's registration statement as in effect from time to time, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of this clause (iv), upon receipt of, in addition to Instructions from the Fund, a certified resolution setting forth the purpose of purposes of such segregated account and declaring such purposes to be proper corporate purposes.

         18. Collection of Income. The Bank (or its subcustodian) shall use its best efforts in accordance with market practice generally accepted by Institutional Investors to collect all income and other payments in due course with respect to the securities held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Bank shall consult as to such measures and as to the compensation and expenses of the Bank attendant thereto and the Bank shall have no obligation to take such extraordinary measures unless it so agrees in writing.


         19. Disaster Recovery. In the event of equipment failures beyond the Bank's control, the Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. The Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Fund and (ii) emergency use of electronic data processing equipment to provide services under this Agreement.

         20. Fees and Expenses. The Fund agrees to pay to the Bank from time to time such compensation for its services pursuant to the Agreement as may be mutually agreed upon in writing from time to time. The Fund hereby agrees to hold the Bank harmless from any liability or loss resulting from any registration fees, taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Custody Account (except such as are directly attributable to income, franchise or similar taxes which may be imposed or assessed against the Bank, its affiliates, subsidiaries, agents or nominees) and also agrees to hold the Bank, its subcustodian, and their respective nominees harmless from liability arising solely as a record holder of Securities in the Custody Account unless the liability results from the negligence, willful misconduct, bad faith or reckless disregard of duty by any of such parties. The Bank shall have a lien on Securities in the Custody Account and on cash in the Deposit Account for any amount owing to the Bank from time to time under this Agreement and shall be authorized to charge any account of the Fund for such items if not paid within a reasonable time after written notice to the Fund.

         21. Effectiveness. This Agreement shall be effective on the date first noted above. This Agreement supersedes and terminates, as of such date, all prior contracts between the Fund and the Bank relating to the custody of the assets of the Fund.

         22. Termination. This Agreement may be terminated by the Fund by 60 days' written notice to the Bank and by the Bank on 180 days' written notice to the Fund; in either case, sent by registered mail, provided that any termination by the Fund shall be authorized by a resolution of the Board of the Fund, a certified copy of which shall accompany such notice of termination, and provided further, that such resolution shall specify the names of the persons to whom the Bank shall deliver the Securities in the Custody Account and to whom the cash in the Deposit Account shall be paid. If notice of termination is given by the Bank, the Fund shall, within 120 days following the giving of such notice, deliver to the Bank a certified copy of a resolution of its Board specifying the names of the persons to whom the Bank shall deliver such Securities and cash to the persons so specified, after deducting therefrom any amounts which the Bank determines to be owed to it under Section 20. If within 120 days following the giving of a notice of termination by the Bank, the Bank does not receive from the Fund a certified copy of a resolution of Board specifying the names of the persons to whom the Securities in the Deposit Account and the cash in the Cash Account shall be paid, the Bank, at its election, may deliver such Securities and pay such cash to a bank or trust company doing business in the State of New York having an aggregate capital, surplus and undivided profits of not less than $200 million to be held and disposed of pursuant to the provisions of the

Agreement, or may continue to hold such Securities and cash until a certified copy of one or more resolutions as aforesaid is delivered to the Bank. The obligations of the parties hereto regarding the use of reasonable care, indemnities and payment of fees and expenses shall survive the termination of this Agreement.

         23. Notices. Other than Instructions pursuant to Section 9 hereof, any notice or other communication from the Fund or its agents to the Bank is to be sent to the office of the Bank at Two World Trade Center, New York, New York 10048, Attention: Global Custody Division, or such other address as may hereafter be given to the Fund and any notice from the Bank to the Fund is to be sent to the Fund (Attention: President) at the address appearing below, or as the same may hereafter be changed on the Bank's records in accordance with notice hereunder from the Fund. Notice may be given by hand delivery, overnight delivery, telegram, cable, telex, facsimile sending device or first-class mail, postage pre-paid. If notice is given by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by hand delivery, it shall be deemed to have been given on the day it is delivered. If notice is given by telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately if confirmed in writing by overnight delivery or hand delivery.

         24. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York without regard to the conflict of law provisions thereof and shall not be assignable by any party, but shall bind the respective successors and assigns of the Fund and the Bank.

         25. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

         26. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same documents. All counterparts shall be construed together and shall constitute one Agreement.

         27. Massachusetts Business Trust. A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts. The parties hereto acknowledge that this Agreement is not executed by the Fund on behalf of the trustees of the

Fund as individuals and that the obligations of this Agreement are not binding upon any of the trustees, officers, shareholders or partners of the Fund individually, but are binding upon the assets and property of the Fund individually. The parties agree that (i) no shareholder, trustee, officer or partner of the Fund may be held personally liable or responsible for any obligations of the Fund arising out of this Agreement and (ii) that the Bank shall have no claim under this Agreement on the assets or property of any portfolio or series of the Fund other than the assets or property of such Fund, and that no portfolio or series of the Fund shall have the right of set off against assets, property or obligations of the Bank owed to or held by any other portfolio or series of the Fund.

                                   Warburg, Pincus Health Sciences Fund, Inc.

                                   By: /s/ Eugene P. Grace

                                   Title: Vice President and Secretary

        Address for record:        466 Lexington Avenue
                                   New York, NY  10017-3147

                                   FIDUCIARY TRUST COMPANY
                                     INTERNATIONAL

                                   By: /s/ Joseph A. Cajigal

                                   Title: Senior Vice President





h:\ warburg.hsf